As filed with the Securities and Exchange Commission on March 21, 2025

Registration No. 333-283181

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

Post-Effective Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________________

USA RARE EARTH, INC.
(Exact name of registrant as specified in its charter)

_____________________________________

Delaware	3490	98-1720278
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S employer identification no.)

_____________________________________

For Co-Registrants, see “Table of Co-Registrants” on the following page.

David Kronenfeld
Chief Legal Officer
100 W Airport Road,
Stillwater, OK 74075
(813) 867-6155
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_____________________________________

Copies to:

Joel Rubinstein
Jonathan Rochwarger
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Tel: (212) 819-8200

_____________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement became effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction: Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant and Co-Registrant hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant and Co-Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter(1)(2)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
USA Rare Earth, LLC	Delaware	3490	83-4713551

____________

(1)      The Co-Registrant has the following principal executive office:

USA Rare Earth, LLC
100 W Airport Road,
Stillwater, Oklahoma 74075
Telephone: 813-867-6155

(2)      The agent for service for the Co-Registrant is:

David Kronenfeld
Chief Legal Officer
100 W Airport Road,
Stillwater, Oklahoma 74075
Telephone: 813-867-6155

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to Registration Statement No. 333-283181, dated February 13, 2025 (the “Registration Statement”), is being filed by USA Rare Earth, Inc., a Delaware corporation (“New USARE”), as the successor to Inflection Point Acquisition Corp. II, a Cayman Islands exempted company (“IPXX”), and by USA Rare Earth, LLC, a Delaware limited liability company and direct wholly owned subsidiary of New USARE (“USARE”), (i) pursuant to Rule 414(d) under the Securities Act of 1933 (the “Securities Act”), (ii) to include additional information to reflect the Domestication (as defined below), the closing of the Business Combination (as defined below) and to include certain updated information, and (iii) to provide financial statements and related notes of IPXX in inline XBRL (eXtensible Business Reporting Language) format.

On March 10, 2025, as contemplated by the Business Combination Agreement and described in the section titled “The Business Combination Proposal” of the final prospectus and definitive proxy statement of IPXX, dated February 14, 2025 (the “Proxy Statement/Prospectus”) and filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 18, 2025, IPXX filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation (the “Certificate of Incorporation”) and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which IPXX was domesticated and continues as a Delaware corporation, changing its name to “USA Rare Earth, Inc.” (the “Domestication”).

New USARE expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”). For the purposes of this Amendment and the Registration Statement, references to the “Company,” “the “Registrant,” “we,” “our,” “us” and similar terms mean, as of any time prior to the Domestication, IPXX and, as of any time after the Domestication, New USARE.

Immediately prior to the Domestication, each of the then issued and outstanding Class B ordinary shares of IPXX, par value $0.0001 per share (each, a “Cayman Class B Share”), converted automatically, on a one-for-one basis, into a Class A ordinary share of IPXX, par value $0.0001 per share (each, a “Cayman Class A Share”). As a result of and upon the effective time of the Domestication, among other things, (1) each of the then issued and outstanding Cayman Class A Shares automatically converted, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of New USARE (the “New USARE Common Stock”); (2) each of the then issued and outstanding warrants representing the right to purchase one Cayman Class A Share automatically converted into a warrant to acquire one share of New USARE Common Stock pursuant to the related warrant agreement (each warrant, an “New USARE Warrant”); and (3) each of the then issued and outstanding units of IPXX were canceled and each holder thereof was entitled to one share of New USARE Common Stock and one-half of one New USARE Warrant per unit.

Trading of New USARE Common Stock and New USARE Warrants began on The Nasdaq Stock Market LLC (“Nasdaq”) on March 14, 2025, under the new ticker symbol “USAR” for the common stock and “USARW” for the warrants. Prior to the Domestication, the IPXX Class A ordinary shares, the IPXX units and the IPXX warrants traded under the ticker symbols “IPXX”, “IPXXU” and “IPXXW”, respectively, on Nasdaq. Upon effectiveness of the Domestication, the CUSIP numbers relating to the New USARE Common Stock and the New USARE Warrants changed to 91733P 107 and 91733P 115, respectively.

The rights of holders of New USARE Common Stock are now governed by its Delaware certificate of incorporation, its Delaware by-laws and the General Corporation Law of the State of Delaware (the “DGCL”), each of which is described in the Proxy Statement/Prospectus. The Proxy Statement/Prospectus formed part of the Registration Statement.

This Amendment sets forth additional information to reflect the Domestication and the closing of the business combination (the “Business Combination”) contemplated by that certain business combination agreement, dated as of August 21, 2024 (as amended on November 12, 2024 and January 30, 2025, the “Business Combination Agreement”), by and among IPXX, USARE and IPXX Merger Sub, LLC, a Delaware limited liability company. All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the effective date of the Domestication will not reflect the change in our name, jurisdiction of incorporation or capital structure.

1

On March 19, 2025, the Company filed a Current Report on Form 8-K (File No. 001-41711) (the “Current Report”) disclosing the closing of the Business Combination and certain related transactions. For more information, please see the Current Report. The Company hereby updates the Registration Statement to include the following information:

1.      the audited financial statements of USA Rare Earth, Inc. (f/k/a Inflection Point Acquisition Corp. II) as of December 31, 2024 and 2023 and for the year ended December 31, 2024 and the period from March 6, 2023 (Inception) through December 31, 2023 then ended set forth in Exhibit 99.1;

2.      the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Inflection Point Acquisition Corp. II (f/k/a Inflection Point Acquisition Corp. II) as of December 31, 2024 and 2023 and for the year ended December 31, 2024 and the period from March 6, 2023 (Inception) through December 31, 2023 set forth in Exhibit 99.2;

3.      the audited financial statements of USARE as of December 31, 2024 and 2023 and for the years then ended set forth in Exhibit 99.3;

4.      the Management’s Discussion and Analysis of Financial Condition and Results of Operations of USARE as of December 31, 2024 and 2023 and for the years then ended set forth in Exhibit 99.4; and

5.      the unaudited pro forma condensed combined financial information of Inflection Point Acquisition Corp. II and USA Rare Earth, LLC, as of and for the year ended December 31, 2024 set forth Exhibit 99.5.

The registration fees were paid at the time of filing of the Registration Statement. Because no additional securities are being registered, no further registration fee is required.

2

PART II

INFORMATION NOT REQUIRED IN DOCUMENT

Item 20. Indemnification of Officers And Directors

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our by-laws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 21. Exhibits And Financial Statement Schedules

Exhibit No.	Description of Document
3.1	Certificate of Corporate Domestication (incorporated by reference to Exhibit 3.1 filed with USA Rare Earth Inc.’s Form 8-K (Reg. No. 001-41711) filed by USA Rare Earth, Inc. on March 19, 2025).
3.2

Certificate of Incorporation of USA Rare Earth, Inc (incorporated by reference to Exhibit 3.2 filed with USA Rare Earth Inc.’s Form 8-K (Reg. No. 001-41711) filed by USA Rare Earth, Inc. on March 19, 2025).

3.3	Bylaws of USA Rare Earth, Inc. (incorporated by reference to Exhibit 3.3 filed with USA Rare Earth Inc.’s Form 8-K (Reg. No. 001-41711) filed by USA Rare Earth, Inc. on March 19, 2025).
3.4

USA Rare Earth, Inc. Certificate of Designation of Preferences, Rights and Limitations of 12.0% Series A Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 filed with USA Rare Earth Inc.’s Form 8-K (Reg. No. 001-41711) filed by USA Rare Earth, Inc. on March 19, 2025).

4.1

Warrant Agreement, dated May 24, 2023, by and between Inflection Point Acquisition Corp. II and Continental Stock Transfer & Trust Company, as warrant agent (incorporated herein by reference to Exhibit 4.1 filed with Inflection Point Acquisition Corp. II’s Form 8-K (Reg. No. 001-41711) filed by Inflection Point Acquisition Corp. II on May 30, 2023).

4.2

Specimen Common Stock Certificate of USA Rare Earth, Inc. (incorporated herein by reference to Exhibit 4.5 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

4.3

Specimen Warrant Certificate of USA Rare Earth, Inc. (incorporated by reference to Exhibit 4.2 filed with USA Rare Earth Inc.’s Form 8-K (Reg. No. 001-41711) filed by USA Rare Earth, Inc. on March 19, 2025).

4.4	Form of Preferred Investor Warrant (incorporated by reference to Exhibit 4.4 filed with USA Rare Earth Inc.’s Form 8-K (Reg. No. 001-41711) filed by USA Rare Earth, Inc. on March 19, 2025).
5.1	Opinion of White & Case LLP (incorporated herein by reference to Exhibit 5.1 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).
23.1	Consent of UHY LLP.
23.2	Consent of Horne LLP.
23.3	Consent of White & Case LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page hereto).
99.1

Audited financial statements of Inflection Point Acquisition Corp. II, as of December 31, 2024 and 2023 and for the year ended December 31, 2024 and the period from March 6, 2023 (Inception) through December 31, 2023.

99.2

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Inflection Point Acquisition Corp. II, as of December 31, 2024 and 2023 and for the year ended December 31, 2024 and the period from March 6, 2023 (Inception) through December 31, 2023 (incorporated by reference to Exhibit 99.2 filed with USA Rare Earth Inc.’s Form 8-K (Reg. No. 001-41711) filed by USA Rare Earth, Inc. on March 19, 2025).

99.3

Audited financial statements of USA Rare Earth, LLC as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 (incorporated by reference to Exhibit 99.3 filed with USA Rare Earth Inc.’s Form 8-K (Reg. No. 001-41711) filed by USA Rare Earth, Inc. on March 19, 2025).

Exhibit No.	Description of Document
99.4

Management’s Discussion and Analysis of Financial Condition and Results of Operations of USA Rare Earth, LLC, as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 (incorporated by reference to Exhibit 99.4 filed with USA Rare Earth Inc.’s Form 8-K (Reg. No. 001-41711) filed by USA Rare Earth, Inc. on March 19, 2025).

99.5

Unaudited pro forma condensed combined financial information of Inflection Point Acquisition Corp. II and USA Rare Earth, LLC, as of and for the year ended December 31, 2024 (incorporated by reference to Exhibit 99.5 filed with USA Rare Earth Inc.’s Form 8-K (Reg. No. 001-41711) filed by USA Rare Earth, Inc. on March 19, 2025).

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107	Filing Fee Table (incorporated by reference to Exhibit 107 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the Company on February 13, 2025).

Item 22. Undertakings

The undersigned registrant hereby undertakes as follows:

(a)

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)    That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stillwater, Oklahoma, on March 21, 2025.

USA RARE EARTH, INC.
By:	/s/ Joshua Ballard
	Name:	Joshua Ballard
	Title:	Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of Joshua Ballard and David Kronenfeld, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on March 21, 2025.

Signature	Title
/s/ Joshua Ballard	Director, Chief Executive Officer
Joshua Ballard	(Principal Executive Officer)
/s/ Christopher Boling	Chief Accounting Officer
Christopher Boling	(Principal Financial and Accounting Officer)
/s/ Michael Blitzer	Chair
Michael Blitzer
/s/ Mordechai Gutnick	Director
Mordechai Gutnick
/s/ Paul Kern	Director
Paul Kern
/s/ Otto Schwethelm	Director
Otto Schwethelm
/s/ Michael Senft	Director
Michael Senft
/s/ Tready Smith	Director
Tready Smith
/s/ Carolyn Trabuco	Director
Carolyn Trabuco

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stillwater, Oklahoma, on March 21, 2025.

USA RARE EARTH, LLC.
By:	/s/ Joshua Ballard
	Name:	Joshua Ballard
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on March 21, 2025.

Signature			Title
USA RARE EARTH, INC			Manager
By:	/s/ Joshua Ballard
	Name:	Joshua Ballard
	Title:	Chief Executive Officer
/s/ Joshua Ballard			Chief Executive Officer
Name: Joshua Ballard			(Principal Executive Officer)
/s/ Christopher Boling			Chief Accounting Officer
Christopher Boling			(Principal Financial and Accounting Officer)